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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 21, 2017

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 21, 2017, Pizza Hut Holdings, LLC, KFC Holding Co. and Taco Bell of America, LLC (collectively, the “Borrowers”), each a wholly owned subsidiary of YUM! Brands, Inc. (“YUM” or the “Company”), entered into a Refinancing Amendment (the “Amendment”) to the Credit Agreement, dated as of June 16, 2016 (the “Credit Agreement”), among the Borrowers, JPMorgan Chase Bank, N.A., as Collateral Agent and Administrative Agent, and the Lenders from time to time party thereto, pursuant to which the Company repriced its existing approximately $2.0 billion Term Loan B facility (the “Term B Loan”). The Amendment reduces the interest rate applicable to the Term B Loan by 0.75% to adjusted LIBOR plus 2.00%, with a rate stepdown to LIBOR plus 1.75% in the event the Secured Leverage Ratio is less than 1 to 1. The maturity date for the Term B Loan remains June 16, 2023, and all other material provisions of the Credit Agreement remain unchanged.

The description of the Amendment set forth above is a summary only, is not complete and is qualified in its entirety by reference to the full and complete terms contained in the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01    Other Events.

On March 21, 2017, the Company issued a press release announcing entry into the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Refinancing Amendment, dated as of March 21, 2017, to Credit Agreement dated as of June 16, 2016 among Pizza Hut Holdings, LLC, KFC Holding Co. and Taco Bell of America, LLC, as borrowers, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Collateral Agent, Swing Line Lender, an L/C Issuer and Administrative Agent for the Lenders.

99.1	Press Release dated March 21, 2017 regarding the Amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	March 23, 2017	/s/ William L. Gathof
William L. Gathof
Vice President and Treasurer